UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VADO CORP.

(Exact name of registrant as specified in its charter)

Nevada	30-0968244
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

13468 Beach Ave.

Marina Del Rey, CA 90292

(Address of Principal Executive Office) (Zip Code)

Securities to be registered to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-12227 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Vado Corp. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Offering Statement on Form 1-A (File No.: 024-12227), as filed with the Securities and Exchange Commission on April 20, 2023, as amended.

Item 2.  Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith

3.1(a)	Articles of Incorporation	S-1	1/18/18	3.1
3.1(b)	Certificate of Amendment to Articles of Incorporation	10-Q	7/15/20	3.1B
3.1(c)	Certificate of Amendment to Articles of Incorporation	8-K	4/1/21	3.1
3.1(d)	Certificate of Amendment to Articles of Incorporation	10-Q	10/12/21	3.1D
3.1(e)	Amended and Restated Bylaws	8-K	5/29/20	3.1

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VADO CORP.

November 27, 2023	By:	/s/ Ryan Carhart
Ryan Carhart, Chief Financial Officer